United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2010

OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080
(Address of principal executive offices)

Registrant's telephone number, including area code: (650) 635-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[_]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 15, 2010, OXiGENE, Inc. (the "Company") received a delisting determination letter from the staff of the Nasdaq Stock Market ("Nasdaq"), due to the Company's failure to regain compliance with the Nasdaq Global Market's minimum bid price requirement for continued listing, set forth in Nasdaq Listing Rule 5450(a)(1) and the Nasdaq Global Market’s market value of listed securities requirement for continued listing, set forth in Nasdaq Listing Rule 5450(b)(2)(A).  Unless an appeal is filed, as discussed below, the Company's securities will be delisted from the Nasdaq Global Market and the trading of the Company's common stock will be suspended at the opening of business on December 27, 2010, and a Form 25-NSE will be filed with the Securities and Exchange Commission (“SEC”), which will remove the Company's securities from listing and registration on The Nasdaq Stock Market.

The Company expects to appeal the Nasdaq Staff's determination within seven calendar days of receipt of the letter. Failure to request a hearing by 4:00 p.m. (Eastern Time) on December 22, 2010 will result in the suspension of trading and delisting of the Company's common stock under the terms of the delisting determination letter.

The delisting determination letter states that if the Company requests an appeal, the Company will be asked to provide a Hearing Panel with a plan to regain compliance. The Company’s plan would include a discussion of the events that the Company believes will enable it to timely regain compliance and a commitment to effect a reverse stock split, if necessary.  On November 1, 2010, the Company’s Board of Directors authorized a special meeting of the Company’s stockholders to consider and vote upon a reverse stock split proposal in anticipation of the receipt of a delisting determination from Nasdaq. On November 12, 2010, the Company filed with the SEC its definitive proxy statement, including the proposal seeking shareholder approval of a reverse stock split, in connection with the special meeting of the stockholders scheduled for December 21, 2010. The outcome of this special meeting is pending announcement.

If the Company appeals the delisting determination, the appeal will stay the suspension of the Company's securities and the filing of the Form 25-NSE until a hearing process concludes and the Hearing Panel has issued a written decision.  There can be no assurance that the Hearing Panel will grant the Company's request for continued listing in this written decision.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.

Date: December 21, 2010                                                                                     /s/ James B. Murphy
By: James B. Murphy
Its: Vice President and Chief
Financial Officer